EXHIBIT 23.01
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41849, 333-209878, and 333-90529) and Form S-8 (Nos. 33-44667, 33-89400, 33-44666, 33-41423, 333-05755, 333-147333, 333-206148, 333-233012, 333-43882, 333-43880, 333-127172, 333-165364, 333-192158, 333-214472, 333-165366, 333-170568, 333-170564, 333-214471, 333-223305) of State Auto Financial Corporation of our report dated March 10, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
March 10, 2021